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                                                                   EXHIBIT 10.12

                              CONSULTING AGREEMENT

     THIS AGREEMENT is entered into on October 18, 1999, by and between Mr. William E. Gibson, Chairman of the Board of Wireless, Inc. and Managing Director of Crossroads Venture Capital ("CONSULTANT") and WIRELESS, INC. ("Wireless"), a Delaware corporation having a principal place of business at 5452 Betsy Ross Drive, Santa Clara, California 95054.

     WHEREAS, Wireless is in the business of developing manufacturing and marketing of high speed, wireless, point-to-point and point-to-multipoint telecommunications access equipment and has developed certain products and has acquired marketing, technical business, trade secret and other information regarding said products (hereinafter "PROPRIETARY INFORMATION"), which products and proprietary information it wishes to maintain in confidence.

     WHEREAS, Wireless is desirous of consulting with CONSULTANT in the field of business development, strategic partnership and marketing and selling strategies of its products and CONSULTANT is desirous of serving as a consultant with Wireless with respect thereto.

     NOW, THEREFORE, in consideration of the compensation to be received by CONSULTANT during the term of consulting, they agree that the following terms and considerations shall govern their consulting relationship with Wireless in regard to inventions and discoveries, works of authorship and proprietary information and trade secrets:

1.   INVENTIONS AND DISCOVERIES
     CONSULTANT agrees that all inventions and discoveries, whether patentable or unpatentable which are conceived or made by the CONSULTANT during his term of chairmanship with Wireless and consulting, either solely or jointly with others, and which relate in any way to the products or business of Wireless, shall belong to Wireless.

2.   COOPERATION
     CONSULTANT further agrees that without any further remuneration, they will do any and all of the following acts at the request and expense of Wireless.

     A. execute any assignments to Wireless or its nominee of the entire right, title, and interest in and to any such works or invention and authorship.

     B. Execute any other proper instruments or documents necessary or desirable in applying for and obtaining patents for such inventions and registration of copyrights on such works of authorship in the U.S. and foreign countries.

3.   PROPRIETARY INFORMATION AND TRADE SECRETS
     CONSULTANT understands this agreement reflects a relationship of trust and confidence between CONSULTANT and Wireless with respect to PROPRIETARY INFORMATION. CONSULTANT agrees they will retain

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     in confidence any and all such information belonging to Wireless whether developed by CONSULTANT or Wireless which may come into their possession during their term of consulting.

4.   MISCELLANEOUS

     A. CONSULTANT understands that this Agreement may not be changed or terminated orally, and no change, termination or waiver of any of the provisions hereof will be binding unless in writing and signed by an officer of Wireless.

     B. Nothing in this Agreement shall be construed as making CONSULTANT an employee of Wireless or any agent of Wireless for any purpose. CONSULTANT is and shall remain an independent contractor.

     C. The compensation to be paid to CONSULTANT, a detailed description of the scope of work to be performed by CONSULTANT and other terms of the consulting relationship of CONSULTANT to Wireless are set forth in the separate Agreement executed by the parties and attached hereto as Exhibit A.

     D. This Agreement will be governed by the laws of the State of Delaware.

     E. ARBITRATION Any and all disputes relating to this Agreement, its interpretation and/or its breach shall be settled by arbitration by a single independent arbitrator, in Santa Clara, California or its immediate environs, in accordance with the then current rules of the American Arbitration Association, and judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction hereof.


     CONSULTANT
     BY:     /s/ WILLIAM E. GIBSON
           ----------------------------------


     Wireless, Inc.

     BY:     /s/ CHARLES PAI
           ----------------------------------

     TITLE:  Chief Financial Officer
           ----------------------------------

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APPENDIX A

SCOPE
CONSULTANT will assist Wireless, Inc. to formulate plans for new business development, strategic partnership and marketing and selling strategies of its products under its CEO and Board of Directors.

TIMING
The term of the Consulting Agreement is effective for a period of 12 months from the date of this Agreement or until the completion of the Company's initial public offering.

This Agreement may also be terminated at the mutual agreement of the parties.

PAYMENT
The consulting fee is $15,000 per month payable on the beginning of each month. In addition, Wireless will reimburse the Consultant for any out-of-pocket expenses including travel and any other incidentals. Wireless will also reimburse CONSULTANT for costs associated with an office facility maintained for the CONSULTANT's use for the period through December 31, 2000.